UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ___________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 16, 2004


                             ESCO TECHNOLOGIES INC.
               (Exact Name of Registrant as Specified in Charter)


               Missouri                    1-10596            43-1554045
            (State or Other              (Commission       (I.R.S. Employer
    Jurisdiction of Incorporation)       File Number)     Identification No.)



       8888 Ladue Road, Suite 200, St. Louis, Missouri              63124-2056
           (Address of Principal Executive Offices)                 (Zip Code)



        Registrant's telephone number, including area code: 314-213-7200

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Today,  November 16, 2004,  the  Registrant is issuing a press release  (Exhibit
99.1 to this report) announcing its fiscal 2004 fourth quarter and year-end financial and operating results. See Item 7.01, Regulation FD Disclosure below.


ITEM 7.01.  REGULATION FD DISCLOSURE

Today, the Registrant is issuing a press release announcing its fiscal 2004 fourth quarter and year-end financial and operating results. This press release is furnished herewith as Exhibit 99.1 and will be posted on the Registrant's website located at http://www.escotechnologies.com. It can be viewed through the "Investor Relations" page of the website under the tab "Press Releases," although the Registrant reserves the right to discontinue that availability at any time.

NON-GAAP FINANCIAL MEASURES

The press release furnished herewith contains financial measures and financial terms not calculated in accordance with generally accepted accounting principles in the United States of America ("GAAP") in order to provide investors and management with an alternative method for assessing the Registrant's operating results in a manner that is focused on the performance of the Registrant's ongoing operations. The Registrant has provided definitions below for the non-GAAP financial measures utilized in the press release, together with an explanation of why management uses these measures, and why management believes that these non-GAAP financial measures are useful to investors. The press release uses the non-GAAP financial measures of "operational" net earnings, earnings per share and results of operations, as well as "EBIT from continuing operations," "EBIT margin," "operational" EBIT margin, "free cash flow from continuing operations" and Filtration segment "operational" EBIT.


The Registrant defines "operational" net earnings, earnings per share, and results of operations as net earnings, earnings per share, and results of operations in accordance with GAAP, except for the exclusion of (i) exit costs and severance charges related to the shutdown and relocation of the Filtration segment Puerto Rico facility, (ii) asset impairment charges related to the Filtration segment Puerto Rico facility and Test segment U.K. facility, (iii) severance charges related to the Test segment U.K. facility, (iv) gain from settlement of patent litigation related to the Filtration segment, (v) costs resulting from the Management Transition Agreement between the Registrant and its former Chairman, (vi) the charge resulting from an equipment lease termination related to the Whatman Hemasure contract dispute, (vii) the interest rate swap charge, (viii) the cumulative effect of accounting charge related to the synthetic lease obligation, (ix) gain on the sale of Rantec Power Systems, Inc., which was divested and is shown as "discontinued operations" in fiscal 2003 and (x) the results of operations from the MicroSep businesses which were divested in fiscal 2004 and are shown as "discontinued operations" in fiscal 2004 and 2003. The Registrant defines "operational" EBIT margin as EBIT margin (defined below) with the foregoing exclusions. The Registrant's management uses these "operational" results in evaluating the measures of continuing operations of the Registrant and believes that this information provides investors with additional insight into the period over period financial performance of the Registrant.


The Registrant defines "EBIT from continuing operations" as earnings before interest and taxes. The Registrant defines "EBIT margin" as EBIT from continuing operations as a percent of net sales. The Registrant's management evaluates the performance of its operating segments based on EBIT from continuing operations and EBIT margin, and believes that EBIT from continuing operations and EBIT margin are useful to investors to demonstrate the operational profitability of the Registrant's business segments by excluding interest and taxes, which are generally accounted for across the entire Registrant on a consolidated basis. EBIT from continuing operations is also one of the measures used by management in determining resource allocations within the Registrant and incentive compensation.

The Registrant defines "Free cash flow from continuing operations" as "Net cash provided by operating activities-continuing operations" less "Capital expenditures-continuing operations." The Registrant's management believes that free cash flow from continuing operations is useful to investors and management as a supplemental financial measurement in the evaluation of the Registrant's business and believes that free cash flow may provide additional information with respect to the Registrant's ability to meet its future debt service, capital expenditures and working capital requirements. Free cash flow can also be reinvested in the Registrant for future growth.

The Registrant defines Filtration segment "operational" EBIT as segment EBIT, excluding the costs related to the shutdown of the Puerto Rico facility, the gain from settlement of the patent litigation, and the Whatman Hemasure charge.

The presentation of the information described above is intended to supplement investors' understanding of the Registrant's operating performance. The Registrant's non-GAAP financial measures may not be comparable to other companies' non-GAAP financial performance measures. Furthermore, these measures are not intended to replace net earnings, cash flows, financial position, comprehensive income (loss), or any other measure as determined in accordance with GAAP.



ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit No.       Description of Exhibit

    99.1          Press Release dated November 16, 2004


OTHER MATTERS

The information contained in this report, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 as amended ("Exchange Act") or otherwise subject to the liabilities of that section, unless the Registrant incorporates it by reference into a filing under the Securities Act of 1933 as amended or the Exchange Act.


                                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       ESCO TECHNOLOGIES INC.


Dated:  November 16, 2004                         By:    /s/ G.E. Muenster
                                                         G.E. Muenster
                                                         Vice President and
                                                    Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit No.                         Description of Exhibit

    99.1          Press release dated November 16, 2004